UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 14, 2010

InSight Health Services Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-75984-12	04-3570028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
26250 Enterprise Court, Suite 100, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (949) 282-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     The information provided pursuant to Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Effective as of December 14, 2010, InSight Health Services Holdings Corp. (the “Company”) entered into a $15.0 million Post-Petition Loan and Security Agreement (the “DIP Credit Agreement”) among the Company, certain of its subsidiaries that were obligors under the Company’s pre-petition revolving credit facility (collectively with the Company, the “Borrowers”) and Bank of America, N.A., as lender (“Lender”).
     The DIP Credit Agreement provides a senior secured revolving credit facility of up to a maximum principal amount outstanding at any time of $15.0 million (the “DIP Credit Facility”) and a $5.0 million letter of credit sub-facility for standby letters of credit. Letters of credit outstanding under the Borrowers’ pre-petition revolving credit facility in the amount of approximately $1.6 million will become letters of credit under the DIP Credit Agreement. The aggregate principal amount of outstanding revolving loans plus the face amount of issued letters of credit under the DIP Credit Agreement may not exceed the borrowing base on any date. The borrowing base consists of retail and wholesale receivables of the Borrowers that satisfy certain eligibility criteria specified in the DIP Credit Agreement, less certain reserves specified in the DIP Credit Agreement.
     Obligations under the DIP Credit Agreement are secured by a first priority (subject to permitted liens), perfected security interest in substantially the same assets securing the Borrowers’ pre-petition revolving credit facility.
     The DIP Credit Facility may be used solely for (i) making adequate protection payments to secured creditors to the extent authorized or required by the bankruptcy court, (ii) paying obligations incurred in the ordinary course of business or with the approval of the bankruptcy court during the pendency of the chapter 11 cases (the “Cases”), (iii) paying amounts owing to the Lender under the DIP Credit Facility and (iv) paying fees and expenses of professional persons subject to certain limitations and conditions.
     The DIP Credit Agreement matures and expires, subject to certain terms and conditions, on the earliest of (a) May 31, 2011, (b) the effective date of a confirmed plan of reorganization in the Cases , (c) the date of entry of an order of the bankruptcy court approving a sale of all or substantially all of the collateral securing the DIP Credit Facility, (d) the effective date of the Lender’s termination of the DIP Credit Facility in accordance with the terms of termination of the DIP Credit Facility, (e) the date on which the Lender is granted relief from the automatic stay or (f) the date on which any of the Cases are dismissed or converted by the bankruptcy court.
     The principal amount outstanding under the DIP Credit Facility bears interest at a per annum rate equal to the base rate (as defined in the DIP Credit Agreement) plus 3.00%. However, unless the Borrowers either (i) file with the bankruptcy court an acceptable plan (as defined in the DIP Credit Agreement) within 60 days after the date of the DIP Credit Agreement and seek confirmation of such acceptable plan within 150 days after the date of the DIP Credit Agreement or (ii) file a motion with the bankruptcy court sufficient to obtain a court-approved sale within 60 days after the date of the DIP Credit Agreement and obtain the bankruptcy court’s approval of the sale to a qualified purchaser (as defined in the DIP Credit Agreement) of all or substantially all of Borrowers’ assets pursuant to Section 363 of the Bankruptcy Code within 150 days after the date of the DIP Credit Agreement, the interest rate on the principal amount outstanding under the DIP Credit Facility will be increased to a per annum rate equal to the base rate plus 5.00% and will be applied retroactively to the date of the DIP Credit Agreement. During the continuance of an event of default, at the election of the Lender (or automatically with respect to past due obligations), the then-applicable interest rate with respect to any outstanding obligations under the DIP Credit Agreement may be increased by 2.00%. The Borrowers will also pay a monthly fee of 1.00% per annum on the unused portion of the $15.0 million DIP Credit Facility. The Borrowers will pay (a) a monthly fee on all letters of credit issued under the DIP Credit Facility equal to 4.00% per annum, (b) a 0.125% per annum issuance fee on the face amount of such letters of credit, payable monthly, and (c) other customary fees and charges with respect to such letters of credit. The Borrowers will also pay a one-time closing fee of $300,000.
     The DIP Credit Agreement contains, among other things, conditions precedent, covenants, representations and warranties and events of default customary for facilities of this type. Such covenants include the requirement to provide certain financial reports, use the proceeds of certain sales of collateral to prepay outstanding loans, certain restrictions on the incurrence of indebtedness, guarantees, liens, acquisitions and other investments, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other repayments in respect of capital stock, capital expenditures, transactions with affiliates, hedging arrangements, negative pledge clauses, and payment of expenses and disbursements other than those reflected in an agreed upon budget.
     Under certain conditions the lending commitments under the DIP Credit Agreement may be terminated by the Lender and amounts outstanding under the DIP Credit Agreement may be accelerated, subject to notice and cure periods in certain cases. Such events of default include, but are not limited to, failure to pay any principal, interest or fees when due, failure to comply with covenants, breach of representations or warranties in any material respect, failure to comply with the agreed upon budget, within agreed variances, and certain changes in the Cases or new or existing orders of the bankruptcy court.
     The foregoing description of the DIP Credit Agreement is qualified in its entirety by reference to the text of the DIP Credit Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.
     The lender participating in the DIP Credit Agreement, or its affiliates, also participates in the Company’s pre-petition revolving credit facility.

Item 7.01	Regulation FD Disclosure
     Additional information about the Debtors’ Chapter 11 filing is available on the Internet at www.bmcgroup.com/insight including Court filings and claims information.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Post-Petition Loan and Security Agreement, dated December 14, 2010, among the Company, certain of its subsidiaries and Bank of America, N.A.
The new securities to be issued pursuant to any plan of reorganization have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, any such new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.
This report does not constitute a solicitation of consents to or votes to accept any chapter 11 plan or an offer to purchase any securities or a solicitation of an offer to sell any securities. Any solicitation or offer will be made pursuant to a disclosure statement and applicable law.
Safe Harbor and Forward Looking Information
Certain statements in this report are “forward-looking statements.” They reflect the Company’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, express or implied by such forward-looking statements. The Company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the outcome of any bankruptcy proceedings, including whether or not the proposed plan is ultimately approved by the bankruptcy court and the final terms thereof; (ii) the potential adverse impact of any chapter 11 bankruptcy filing on the Company’s business, financial condition or results of operations; (iii) the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted from time to time and to develop, prosecute and confirm and consummate any plan of reorganization with respect to the chapter 11 proceedings and to consummate all of the transactions contemplated by any such plan of reorganization or upon which consummation of such plan may be conditioned; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the restructuring support agreement that the Company has entered into with certain of its noteholders; (v) the Company’s ability to successfully implement its core market strategy; (vi) overcapacity and competition in the Company’s markets; (vii) reductions, limitations and delays in reimbursement by third-party payors; (viii) contract renewals and financial stability of customers; (ix) changes in the nature of commercial health care insurance arrangements, so that individuals bear greater financial responsibility through high deductible plans, co-insurance and co-payments; (x) conditions within the healthcare environment; (xi) the potential for rapid and significant changes in technology and their effect on the Company’s operations; (xii) operating, legal, governmental and regulatory risks; (xiii) conditions within the capital markets, including liquidity and interest rates and (xiv) economic (including financial and employment market conditions), political and competitive forces affecting the Company’s business, and the country’s economic condition as whole.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSIGHT HEALTH SERVICES HOLDINGS CORP.
Date: December 15, 2010	By:	/s/ Keith S. Kelson
Keith S. Kelson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Post-Petition Loan and Security Agreement, dated December 14, 2010, among the Company, certain of its subsidiaries and Bank of America, N.A.

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